EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Inpixon on Form S-1-Amendment No.1 [File No. 333-222125] of our report dated April 17, 2017, except for Note 29, as to which the date is ________, 2018, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern with respect to our audits of the consolidated financial statements of Inpixon and Subsidiaries (formerly known as Sysorex Global and Subsidiaries) as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum LLP

New York, NY

___________, 2018

The forgoing consent is in the form that will be signed upon the completion of the reverse stock split, which will occur upon board approval, as described in Note 29 to the consolidated financial statements.

/s/ Marcum LLP

Marcum LLP

New York, NY

January 23, 2018